Exhibit for Regan
to the
Advisors Managed Portfolios Custody Agreement

Name of Series
Regan Total Return Income Fund

Base Fee for Custody Services

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
__ basis point on the first $__
__ basis point on the next $__
__ basis point on the balance Minimum annual fee per fund – $__
Plus portfolio transaction fees
Portfolio Transaction Fees
$ __ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$ __ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$ __ – Option/SWAPS/future contract written, exercised or expired
$__ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$__ – Physical security transaction
$ __ – Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$__ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $__ filing fee per class action per account, plus __% of gross proceeds, up to a maximum per recovery not to exceed $__.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus __% unless a line of credit is in place.
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Third-Party Agent Domestic Securities Lending Support*+
$__ implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $__ per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
$__ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	__	$__	Hungary	__	$__	Poland	__	$__
Argentina	__	$__	Iceland	__	$__	Portugal	__	$__
Austria	__	$__	India	__	$__	Qatar	__	$__
Bahrain	__	$__	Indonesia	__	$__	Romania	__	$__
Bangladesh	__	$__	Ireland	__	$__	Russia	__	$__
Belgium	__	$__	Israel	__	$__	Serbia	__	$__
Bermuda	__	$__	Italy	__	$__	Singapore	__	$__
Botswana	__	$__	Japan	__	$__	Slovakia	__	$__
Brazil	__	$__	Jordan	__	$__	Slovenia	__	$__
Bulgaria	__	$__	Kenya	__	$__	South Africa	__	$__
Canada	__	$__	Kuwait	__	$__	South Korea	__	$__
Chile	__	$__	Latvia	__	$__	Spain	__	$__
China Connect	__	$__	Lithuania	__	$__	Sri Lanka	__	$__
China (B Shares)	__	$__	Luxembourg	__	$__	Eswatini	__	$__
Colombia	__	$__	Malaysia	__	$__	Sweden	__	$__
Costa Rica	__	$__	Malta	__	$__	Switzerland	__	$__
Croatia	__	$__	Mauritius	__	$__	Taiwan	__	$__
Cyprus	__	$__	Mexico	__	$__	Thailand	__	$__
Czech Republic	__	$__	Morocco	__	$__	Tunisia	__	$__
Denmark	__	$__	Namibia	__	$__	Turkey	__	$__
Egypt	__	$__	Netherlands	__	$__	UAE	__	$__
Estonia	__	$__	New Zealand	__	$__	Uganda	__	$__
Euroclear (Eurobonds)	__	$__	Nigeria	__	$__	Ukraine	__	$__
Euroclear (Non-Eurobonds)	Rates are available upon request	$__	Norway	__	$__	United Kingdom	__	$__
Finland	__	$__	Oman	__	$__	Uruguay	__	$__
France	__	$__	Pakistan	__	$__	Vietnam	__	$__
Germany	__	$__	Panama	__	$__	West African Economic Monetary Union (WAEMU)*	__	$__
Ghana	__	$__	Peru	__	$__	Zambia	__	$__

Greece	__	$__	Philippines	__	$__	Zimbabwe	__	$__
Hong Kong	__	$__	Saudi Arabia	__	$__
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.
Global Custody Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
1– 25 foreign securities – $__; 26 – 50 foreign securities – $__; Over 50 foreign securities – $__
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Adviser’s signature as acknowledgement of the fee schedule shown above is not needed. Regan Capital, LLC signed the fee schedule on September 9, 2020.

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